UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2005

LAUREATE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-22844	52-1492296
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Fleet Street, Baltimore, Maryland		21202
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code:   (410) 843-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 28, 2005, Fleet Street International Universities C.V. (“Fleet Street”), a subsidiary of Laureate Education, Inc. (the “Company”), acquired a 51% interest in Universidade Anhembi Morumbi (“UAM”), an accredited university with four locations in Brazil’s largest city, São Paulo.  The acquisition was completed pursuant to a share purchase agreement dated November 28, 2005 between Fleet Street and the owners of ISCP – Sociedade Educacional S.A. (“ISCP”), the registered owner of UAM.  Total consideration paid for the 51% interest in UAM was $54 million in cash plus $15 million in the form of a note payable in three equal principal payments, plus interest based on a local inflation index, on the first three anniversaries of the closing.

Effective March 1, 2009 and annually thereafter, the minority owners of ISCP have the right to require Fleet Street to purchase an additional interest of up to 29% in ISCP for a variable purchase price based on average EBITDA for certain specified periods. Effective March 1, 2009 and annually thereafter, Fleet Street has a call right to acquire an additional interest of up to 29% in ISCP under the same methodology, subject to a minimum price calculated as if the Company had acquired such interest at the closing for the same price per share it paid for the 51% interest plus certain adjustment amounts.

Effective March 1, 2013 and annually thereafter, the minority owners of ISCP have the right to require Fleet Street to purchase their remaining interest in ISCP for a variable purchase price based on average EBITDA for certain specified periods. Effective March 1, 2013 and annually thereafter, Fleet Street has a call right to acquire the remaining interest of the minority owners under the same methodology, subject to a minimum price calculated as if the Company had acquired such interest at the closing for the same price per share it paid for the 51% interest plus certain adjustment amounts.

In connection with the closing of the transactions contemplated by the share purchase agreement, the parties also entered into certain leases dated as of November 28, 2005 with respect to UAM’s facilities and a shareholders agreement effective as of December 1, 2005 with respect to the future operation of ISCP.  On December 1, 2005, the Company issued a press release announcing the transactions contemplated by the share purchase agreement.  A copy of the press release is furnished as Exhibit 99.1 hereto.  The Company also webcast a presentation to investors on December 1, 2005.  A copy of the slides used in connection with the webcast is furnished as Exhibit 99.2 hereto.

Item 2.03.                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Item 1.01 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description

99.1	Press Release dated December 1, 2005.

99.2	Investor Presentation Slides.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

/s/ Rosemarie Mecca
Name:	Rosemarie Mecca
Title:	Executive Vice President and Chief Financial Officer

Date:  December 1, 2005

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated December 1, 2005.

99.2	Investor Presentation Slides.